BOSTON SCIENTIFIC ANNOUNCES RESULTS FOR
FIRST QUARTER ENDED MARCH 31, 2009

Natick, MA (April 20, 2009) -- Boston Scientific Corporation (NYSE: BSX) today announced financial results for the first quarter ended March 31, 2009, as well as guidance for net sales and earnings per share (EPS) for the second quarter and full year of 2009.

First Quarter Highlights (Sales growth rates are constant currency):

•	Achieved sales of $2.010 billion and adjusted EPS of $0.19, both in line with guidance (GAAP loss per share of $0.01)
•	Increased worldwide sales of cardiac rhythm management (CRM) products nine percent, including a 13 percent increase in implantable cardioverter defibrillator (ICD) sales
•	Increased U.S. CRM sales 11 percent, including a 14 percent increase in ICD sales, the fourth consecutive quarter of double-digit U.S. CRM growth
•	Expanded worldwide drug-eluting stent (DES) leadership to 44 percent market share; increased U.S. market share to 50 percent: 27 percent TAXUS®, 23 percent PROMUS®
•	Successfully launched the next-generation TAXUS® Liberté® Paclitaxel-Eluting Coronary Stent System in Japan, achieved 54 percent market share
•	Increased worldwide Endoscopy sales six percent, Urology/Gynecology seven percent and Neuromodulation nine percent
•	Received rating outlook upgrades from Moody’s and Standard and Poor’s

“We’re off to a good start on the year with four percent sales growth, excluding divestitures, on a constant currency basis and adjusted EPS at the high end of our guidance range,” said Jim Tobin, President and Chief Executive Officer of Boston Scientific.  “Our CRM and DES results were particularly impressive, with double-digit U.S. growth in both businesses.  We also saw continued solid performances by our Endoscopy, Urology/Gynecology and Neuromodulation businesses.  We further reduced risk by settling additional litigation, pre-paying debt, amending our credit facility, and maintaining financial discipline and strong cash flow.”

Net sales for the first quarter of 2009 were $2.010 billion, which included sales from divested businesses of $4 million, as compared to net sales of $2.046 billion for the first quarter of 2008, which included sales from divested businesses of $32 million. Excluding the impact of foreign currency and sales from divested businesses, net sales increased four percent over the prior year.

Worldwide sales of the Company’s CRM products for the first quarter were as follows:

(in millions)	U.S.		International		Worldwide
	Q1 2009	Q1 2008	Q1 2009	Q1 2008	Q1 2009	Q1 2008
ICD systems	$312	$274	$132	$137	$444	$411
Pacemaker systems	84	82	61	72	145	154

Total CRM products	$396	$356	$193	$209	$589	$565

Worldwide sales of the Company’s coronary stent systems for the first quarter were as follows:

(in millions)	U.S.		International		Worldwide
	Q1 2009	Q1 2008	Q1 2009	Q1 2008	Q1 2009	Q1 2008
Drug-eluting	$246	$218	$199	$210	$445	$428
Bare-metal	16	26	28	36	44	62

Total coronary stent systems	$262	$244	$227	$246	$489	$490

Reported net loss for the first quarter of 2009 was $13 million, or $0.01 per share. Reported results included acquisition-, divestiture-, litigation-, and restructuring-related net charges; discrete tax items and amortization expense (after-tax) of $302 million, or $0.20 per share, which consisted primarily of:

•	$240 million ($287 million pre-tax) of litigation-related charges associated with various patent litigation matters;
•	$26 million ($37 million pre-tax) of restructuring and restructuring-related charges associated with the Company’s plant network optimization plan and expense and head count reduction initiatives;
•	a $63 million credit, on both a pre-tax and after-tax basis, of discrete tax items related to certain tax positions associated with prior period divestiture-related charges; and
•	$101 million ($128 million pre-tax) of amortization expense.

Adjusted net income for the first quarter of 2009, excluding these charges, was $289 million, or $0.19 per share.  Included in the reported and adjusted net income was $11 million, or $0.01 per share, of favorable discrete income tax items.

Reported net income for the first quarter of 2008 was $322 million, or $0.21 per share.  Reported results included acquisition-, divestiture-, litigation-, and restructuring-related charges; and amortization expense (after-tax) of $35 million, or $0.03 per share.  Adjusted net income for the first quarter of 2008, excluding these charges, was $357 million, or $0.24 per share.  Included in the reported and adjusted net income was $43 million, or $0.03 per share, of favorable discrete income tax items and $8 million, or $0.01 per share, associated with divested businesses.

Guidance for Second Quarter and Full Year 2009

The Company estimates net sales for the second quarter of 2009 of between $1.960 billion and $2.080 billion, which includes an estimated $100 million negative impact from foreign currency exchange as compared to the second quarter of 2008. Excluding the impact of foreign currency and sales from divested businesses, the Company estimates net sales growth rates of three percent to nine percent during the second quarter of 2009. Adjusted earnings, excluding acquisition-, divestiture-, litigation- and restructuring-related charges; and amortization expense, are estimated to range between $0.16 and $0.21 per share. The Company estimates net income on a GAAP basis of between $0.07 and $0.13 per share.

The Company reaffirms its net sales estimate for the full year of 2009 of between $8.0 billion and $8.5 billion. The Company also continues to expect adjusted earnings, excluding acquisition-, divestiture-, litigation- and restructuring-related charges; discrete tax items, and amortization expense, for the full year of between $0.80 and $0.90 per share. The Company now expects net income on a GAAP basis of between $0.46 and $0.57 per share, as a result of first quarter litigation-related charges and discrete tax items.

“This guidance reflects our optimism about the growth potential of all our businesses, which are benefiting from our renewed focus on product development and increasing profitability,” said Tobin.  “Our momentum is building, and we are particularly enthusiastic about our prospects for the second half of the year, which we believe will contribute to a very strong 2009.”

Boston Scientific officials will be discussing these results with analysts on a conference call at 8:00 a.m. (ET) Tuesday, April 21, 2009. The Company will webcast the call to all interested parties through its website: www.bostonscientific.com. Please see the website for details on how to access the webcast. The webcast will be available for one year on the Boston Scientific website.

Boston Scientific is a worldwide developer, manufacturer and marketer of medical devices whose products are used in a broad range of interventional medical specialties. For more information, please visit: www.bostonscientific.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “estimate,” “intend” and similar words.  These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance.  These forward-looking statements include, among other things, statements regarding our financial performance, our growth strategy, new product approvals, our market position, acquisitions and divestitures, restructuring activities and litigation matters.  If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements.  These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release.  As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Factors that may cause such differences include, among other things: future economic, competitive, reimbursement and regulatory conditions; new product introductions; demographic trends; intellectual property; litigation; financial market conditions; and future business decisions made by us and our competitors.  All of these factors are difficult or impossible to predict accurately and many of them are beyond our control.  For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item IA- Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A – Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file thereafter.  We disclaim any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.  This cautionary statement is applicable to all forward-looking statements contained in this document.

Use of non-GAAP Financial Information

A reconciliation of the Company's non-GAAP financial measures to the corresponding GAAP measures, and an explanation of the Company's use of these non-GAAP measures, is included in the exhibits attached to this press release.

CONTACT:

Paul Donovan
508-650-8541 (office)
508-667-5165 (mobile)
Media Relations
Boston Scientific Corporation

Larry Neumann
508-650-8696 (office)
Investor Relations
Boston Scientific Corporation

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED GAAP RESULTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31,
In millions, except per share data	2009	2008

Net sales	$2,010	$2,046
Cost of products sold	607	580
Gross profit	1,403	1,466

Operating expenses:
Selling, general and administrative expenses	651	661
Research and development expenses	257	244
Royalty expense	46	46
Amortization expense	128	143
Purchased research and development		13
Gain on divestitures		(250)
Restructuring charges	23	29
Litigation-related charges	287
	1,392	886
Operating income	11	580

Other income (expense):
Interest expense	(102)	(131)
Other, net	(6)	13

(Loss) income before income taxes	(97)	462
Income tax (benefit) expense	(84)	140
Net (loss) income	$(13)	$322

Net (loss) income per common share - basic	$(0.01)	$0.22
Net (loss) income per common share - assuming dilution	$(0.01)	$0.21

Weighted average shares outstanding - basic	1,504.8	1,494.1
Weighted average shares outstanding - assuming dilution	1,504.8	1,500.1

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
In millions	2009	2008
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$897	$1,641
Trade accounts receivable, net	1,369	1,402
Inventories	852	853
Deferred income taxes	941	911
Assets held for sale	13	13
Prepaid expenses and other current assets	579	632
Total current assets	4,651	5,452

Property, plant and equipment, net	1,708	1,728
Investments	109	113
Other assets	175	181
Intangible assets, net	19,539	19,665
	$26,182	$27,139

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current debt obligations	$5	$2
Accounts payable	254	239
Accrued expenses	2,014	2,612
Income taxes payable	8	161
Other current liabilities	150	219
Total current liabilities	2,431	3,233

Long-term debt	6,242	6,743
Deferred income taxes	2,322	2,262
Other long-term liabilities	1,911	1,727

Stockholders' equity	13,276	13,174
	$26,182	$27,139

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

	Three Months Ended March 31,
	2009			2008
In millions, except per share data	Net (loss) income	Impact per diluted share		Net income	Impact per diluted share
GAAP results	$(13)	$(0.01)		$322	$0.21
Non-GAAP adjustments:
Acquisition-related charges				8	0.01
Divestiture-related gains	(2)	(0.00)		(114)	(0.08)
Restructuring-related charges	26	0.02	*	32	0.02
Litigation-related charges	240	0.15	*
Discrete tax items	(63)	(0.04	)*
Amortization expense	101	0.07	*	109	0.08
Adjusted results	$289	$0.19		$357	$0.24

* Assumes dilution of 3.9 million shares for all or a portion of these non-GAAP adjustments.

An explanation of the Company's use of these non-GAAP measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATIONS (CONT.)
(Unaudited)

	Three Months Ended
	March 31,
	2009	2008
Acquisition-related charges:
Purchased research and development		$13
Less: Income tax benefit (a)		5
Acquisition-related charges, net of tax		$8

Divestiture-related gains:
Gain on sale of investments (b)	$(3)
Gain on divestitures		$(250)
Less: Income tax expense (a)	1	136
Divestiture-related gains, net of tax	$(2)	$(114)

Restructuring-related charges:
Restructuring charges	$23	$29
Restructuring-related charges (c)	14	15
	37	44
Less: Income tax benefit (a)	11	12
Restructuring-related charges, net of tax	$26	$32

Litigation-related charges:
Litigation-related charges	$287
Less: Income tax benefit (a)	47
Litigation-related charges, net of tax	$240

Discrete tax items:
Income tax benefit (a)	$(63)

Amortization expense:
Amortization expense	$128	$143
Less: Income tax benefit (a)	27	34
Amortization expense, net of tax	$101	$109

(a)  Amounts are tax effected at the Company's effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with FASB Interpretation No. 18, "Accounting for Income Taxes in Interim Periods."

(b) Recorded in other, net.
(c)   In 2009, recorded $10 million to cost of products sold; $3 million to selling, general and administrative expenses; and $1 million to research development expenses. In 2008, recorded $4 million to cost of products sold; $9 million to selling, general and administrative expenses; and $2 million to research and development expenses.

An explanation of the Company's use of these non-GAAP measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
WORLDWIDE SALES
(Unaudited)

			Change
	Three Months Ended		As Reported	Constant
	March 31,		Currency	Currency
In millions	2009	2008	Basis	Basis

United States	$1,170	$1,117	5%	5%

EMEA	446	507	(12)%	3%
Japan	243	222	9%	(2)%
Inter-Continental	147	168	(13)%	6%
International	836	897	(7)%	2%

Subtotal	2,006	2,014	—%	4%

Divested Businesses	4	32	N/A	N/A

Worldwide	$2,010	$2,046	(2)%	2%

			Change
	Three Months Ended		As Reported	Constant
	March 31,		Currency	Currency
In millions	2009	2008	Basis	Basis

Interventional Cardiology	$738	$756	(3)%	1%
Peripheral Interventions	158	177	(12)%	(7)%
Cardiovascular	896	933	(4)%	—%

Neurovascular	87	92	(5)%	—%

Cardiac Rhythm Management	589	565	4%	9%
Electrophysiology	37	38	(3)%	(1)%
Cardiac Rhythm Management	626	603	4%	8%

Endoscopy	232	229	1%	6%
Urology	104	100	5%	7%
Endosurgery	336	329	2%	7%

Neuromodulation	61	57	8%	9%

Subtotal	2,006	2,014	—%	4%

Divested Businesses	4	32	N/A	N/A

Worldwide	$2,010	$2,046	(2)%	2%

An explanation of the Company's use of these non-GAAP measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP CONSTANT CURRENCY NET SALES RECONCILIATIONS
(Unaudited)

	Q1 2009 Net Sales as compared to Q1 2008
	Change		Estimated Impact
In millions	As Reported Currency Basis	Constant Currency Basis	of Foreign Currency

United States	$53	$53	$—

EMEA	(61)	16	(77)
Japan	21	(4)	25
Inter-Continental	(21)	12	(33)
International	(61)	24	(85)

Subtotal	(8)	77	(85)

Divested Businesses	(28)	(28)	—

Worldwide	$(36)	$49	$(85)

	Q1 2009 Net Sales as compared to Q1 2008
	Change		Estimated Impact
In millions	As Reported Currency Basis	Constant Currency Basis	of Foreign Currency

Interventional Cardiology	$(18)	$11	$(29)
Peripheral Interventions	(19)	(12)	(7)
Cardiovascular	(37)	(1)	(36)

Neurovascular	(5)	—	(5)

Cardiac Rhythm Management	24	51	(27)
Electrophysiology	(1)	—	(1)
Cardiac Rhythm Management	23	51	(28)

Endoscopy	3	15	(12)
Urology	4	7	(3)
Endosurgery	7	22	(15)

Neuromodulation	4	5	(1)

Subtotal	(8)	77	(85)

Divested Businesses	(28)	(28)	—

Worldwide	$(36)	$49	$(85)

An explanation of the Company's use of these non-GAAP measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
WORLDWIDE NET SALES GUIDANCE
(Unaudited)

			Change
	Three Months Ended		As Reported	Constant
	June 30,		Currency	Currency
In millions	2009	2008	Basis	Basis

Estimated worldwide net sales - high	$2,080	$2,024	3%
Less: Net sales from divested businesses		19
Adjusted estimated worldwide net sales - high	$2,080	$2,005	4%	9%

Estimated worldwide net sales - low	$1,960	$2,024	(3%)
Less: Net sales from divested businesses		19
Adjusted estimated worldwide net sales - low	$1,960	$2,005	(2%)	3%

BOSTON SCIENTIFIC CORPORATION
NON-GAAP CONSTANT CURRENCY NET SALES RECONCILIATION
(Unaudited)

	Q2 2009 Net Sales as compared to Q2 2008
	Change		Estimated
In millions	As Reported Currency Basis	Constant Currency Basis	Impact of Foreign Currency

Adjusted estimated worldwide net sales - high	$75	$175	$(100)
Adjusted estimated worldwide net sales - low	$(45)	$55	$(100)

An explanation of the Company's use of these non-GAAP measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
ESTIMATED NON-GAAP NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

	Q2 2009 Estimate	Q2 2009 Estimate
	(Low)	(High)
GAAP results	$0.07	$0.13

Estimated restructuring-related charges	0.02	0.01
Estimated amortization expense	0.07	0.07

Adjusted results	$0.16	$0.21

	2009 Estimate	2009 Estimate
	(Low)	(High)
GAAP results	$0.46	$0.57

Estimated acquisition-related credits	(0.12)	(0.12)
Estimated restructuring-related charges	0.08	0.07
Estimated litigation-related charges	0.15	0.15
Estimated discrete tax items	(0.04)	(0.04)
Estimated amortization expense	0.27	0.27

Adjusted results	$0.80	$0.90

An explanation of the Company's use of these non-GAAP measures is provided at the end of this document.

Use of Non-GAAP Financial Measures

To supplement Boston Scientific’s condensed consolidated financial statements presented on a GAAP basis; the Company discloses certain non-GAAP measures that exclude certain amounts, including non-GAAP net income, non-GAAP net income per share, and regional and divisional revenue growth rates that exclude the impact of foreign exchange. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States.

The GAAP measure most comparable to non-GAAP net income is GAAP net income and the GAAP measure most comparable to non-GAAP net income per share is GAAP net income per share. Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP measure are included in the accompanying schedules.

To calculate regional and divisional revenue growth rates that exclude the impact of foreign exchange, the Company converts actual current-period net sales from local currency to U.S. dollars using constant foreign exchange rates. The GAAP measure most comparable to this non-GAAP measure is growth rate percentages based on GAAP revenue. A reconciliation of this non-GAAP financial measure to the corresponding GAAP measure is included in the accompanying schedules.

Use and Economic Substance of Non-GAAP Financial Measures Used by Boston Scientific
Management uses these supplemental non-GAAP measures to evaluate performance period over period, to analyze the underlying trends in the Company’s business, to assess its performance relative to its competitors, and to establish operational goals and forecasts that are used in allocating resources. In addition, management uses these non-GAAP measures to further its understanding of the performance of the Company’s operating segments. The adjustments excluded from the Company’s non-GAAP measures are consistent with those excluded from its reportable segments’ measure of profit or loss. These adjustments are excluded from the segment measures that are reported to the Company’s chief operating decision maker and are used to make operating decisions and assess performance.

The following is an explanation of each of the adjustments that management excluded as part of its non-GAAP measures for the three months ended March 31, 2009 and 2008 and for the forecasted three month period ending June 30, 2009, as well as reasons for excluding each of these individual items:

•
Acquisition-related charges - These adjustments consist of purchased research and development. Purchased research and development is a highly variable charge based on valuation assumptions. Management removes the impact of purchased research and development from the Company's operating results to facilitate an evaluation of the Company's current operating performance and a comparison to the Company's past operating performance.

•
Divestiture-related gains and losses – These amounts represent gains and losses, and related tax impacts, that the Company recognized related to the sale of non-strategic assets, including the sale of certain businesses, development programs and non-strategic investments. The sale and transfer of these non-strategic assets were substantially completed during 2008. These gains and losses are not indicative of future operating performance and are not used by management to assess operating performance. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company's current operating performance and a comparison to the Company's past operating performance.

•
Restructuring-related charges – These adjustments primarily represent severance, employee-related retention incentives, asset write-offs, accelerated depreciation, costs to transfer production lines from one facility to another, and other costs associated with the Company’s restructuring initiatives. These expenses are not indicative of the Company’s on-going operating performance and are excluded by management in assessing the Company’s operating performance, as well as from the Company’s operating segments’ measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management excluded these charges for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company's current operating performance and a comparison to the Company's past operating performance.

•
Litigation-related charges –These charges are attributable to certain patent litigation matters. These amounts represent significant charges during the first quarter of 2009 and do not reflect expected on-going operating expenses. Accordingly, management excluded these charges for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company’s current operating performance and for comparison to the Company’s past operating performance.

•
Discrete tax items - These items represent current period adjustments of certain tax positions, which were initially recorded in prior periods associated with the Company’s acquisition-, divestiture-, litigation- and restructuring related charges. These adjustments do not reflect expected on-going operating results. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company’s current operating performance and for comparison to the Company’s past operating performance.

•
Amortization expense - Amortization expense is a non-cash charge and does not impact the Company’s liquidity or compliance with the covenants included in its debt agreements. Management removes the impact of amortization from the Company’s operating performance to assist in assessing the Company’s cash generated from operations. Management believes this is a critical metric for the Company in measuring the Company’s ability to generate cash and pay down debt. Therefore, amortization expense is excluded from management’s assessment of operating performance and is also excluded from the measures management uses to set employee compensation. Accordingly, management believes this may be useful information to users of its financial statements and therefore has excluded amortization expense for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company’s current operating performance, particularly in terms of liquidity.

•
Foreign exchange on net sales - The impact of foreign exchange is highly variable and difficult to predict. Accordingly, management excludes the impact of foreign exchange for purposes of reviewing regional and divisional revenue growth rates to facilitate an evaluation of the Company’s current operating performance and comparison to the Company’s past operating performance.

Material Limitations Associated with the Use of Non-GAAP Financial Measures
Non-GAAP net income, non-GAAP net income per diluted share, and regional and divisional revenue growth rates that exclude the impact of foreign exchange may have limitations as analytical tools, and these non-GAAP measures should not be considered in isolation from or as a replacement for GAAP financial measures. Some of the limitations associated with the use of these non-GAAP financial measures are:

•
Items such as purchased research and development and divestiture-related gains and losses reflect economic costs to the Company and are not reflected in non-GAAP net income and non-GAAP net income per diluted share.

•
Restructuring-related expenses that are excluded from non-GAAP net income and non-GAAP net income per diluted share can have a material impact on cash flows and GAAP net income and net income per diluted share.

•
Amortization expense, though not directly affecting Boston Scientific’s cash flow position, represents a reduction in value of intangible assets. The expense associated with this reduction in value is not included in Boston Scientific’s non-GAAP net income or non-GAAP net income per diluted share and therefore these measures do not reflect the full economic effect of the reduction in value of those intangible assets.

•	Revenue growth rates stated on a constant currency basis, by their nature, exclude the impact of foreign exchange, which may have a material impact on GAAP net sales.

•
Other companies may calculate non-GAAP net income, non-GAAP net income per diluted share, or regional and divisional revenue growth rates that exclude the impact of foreign exchange differently than Boston Scientific does, limiting the usefulness of those measures for comparative purposes.

Compensation for Limitations Associated with Use of Non-GAAP Financial Measures
Boston Scientific compensates for the limitations on its non-GAAP financial measures by relying upon its GAAP results to gain a complete picture of the Company’s performance. The non-GAAP numbers focus instead upon the core business of the Company, which is only a subset, albeit a critical one, of the Company’s performance.

The Company provides detailed reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure in the accompanying schedules, and Boston Scientific encourages investors to review these reconciliations.

Usefulness of Non-GAAP Financial Measures to Investors
The Company believes that presenting non-GAAP net income, non-GAAP net income per share, and regional and divisional revenue growth rates that exclude the impact of foreign exchange in addition to the related GAAP measures provides investors greater transparency to the information used by Boston Scientific management for its financial and operational decision-making and allows investors to see Boston Scientific’s results “through the eyes” of management. The Company further believes that providing this information better enables Boston Scientific’s investors to understand the Company’s operating performance and to evaluate the methodology used by management to evaluate and measure such performance.